UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2015 (October 9, 2015)

ConocoPhillips

(Exact name of registrant as specified in charter)

Delaware	001-32395	01-0562944
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 North Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices, including zip code)

(281) 293-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 9, 2015, the Board of Directors (the “Board”) of ConocoPhillips (the “Company”) amended and restated the Company’s By-Laws (as so amended and restated, the “By-Laws”) to implement “proxy access.” Article II, Section 16 has been added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.  Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

The By-Laws were also amended to make clarifications, updates and refinements to the advance notice by-laws contained in Article II, Sections 10, 11 and 12 and the informational requirements applicable to director nominees contained in Article II, Section 14.

The description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated By-Laws of ConocoPhillips, as of October 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

Dated: October 13, 2015	By:	/s/ Janet Langford Carrig
		Name:	Janet Langford Carrig
		Title:	Senior Vice President, Legal General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of ConocoPhillips, as of October 9, 2015